SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                              -------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 4, 1996

                        COEUR D'ALENE MINES CORPORATION
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            (Exact name of registrant as specified in its charter)

           Idaho                          1-8641               82-0109423
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 (State or other jurisdiction of       (Commission          (I.R.S. Employer
  incorporation or organization)       File Number)          Identification
                                                                 Number)

   505 Front Avenue
   Coeur d'Alene, Idaho                                             83814
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 (Address of principal Executive Offices)                         (Zip Code)

                                (208) 667-3511
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              Registrant's telephone number, including area code:

                                Not Applicable
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         (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 4, 1996, Coeur d'Alene Mines Corporation ("Coeur" or the "Company") purchased from Compania Minera El Bronce, a Chilean Corporation ("CMEB") the remaining 49% of the shares of Compania Minera CDE El Bronce, a Chilean Corporation ("CDE El Bronce"), as a result of which the Company increased its ownership interest of CDE El Bronce to 100%. Pursuant to the Agreement For The Purchase and Sale Of Shares dated August 30, 1996, (the "Agreement"), Coeur's purchase of the additional interest required the payment of $10,500,000 cash, prepayment of the remainder of the exercise price of the option described below in the approximate amount of $3,800,000, and net smelter return royalty of 3% to be paid quarterly, commencing on January 1, 1997. Coeur used cash on hand to fund the cash payments required to effect the acquisition, which was accounted for as a purchase. A copy of the Agreement is filed as an exhibit hereto.

     As previously reported by the Company, it entered into an agreement with CMEB pursuant to which Coeur acquired operating control and 51% interest in any operating profits and an option exercisable through July 1997 to also purchase from CMEB a 51% equity interest in the producing El Bronce Mine. The El Bronce Mine is an underground, gold-silver mine located on approximately 34,000 acres in the Andean foothills about 90 miles north of Santiago, Chile. A copy of the Option Agreement, dated October 24, 1994, between CMEB and CDE Chilean Mining Corporation, a subsidiary of the Company, was filed as Exhibit 10(qq) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994. Pursuant to that agreement, the Company made option payments totaling $27.5 million to CMEB and expended $5.2 million through August 1996 for exploration and mine development activities.

     Since October 1994, when the Company assumed operating control of the El Bronce Mine, the Company has effected mining and production improvements to the mine which have resulted in an increase in the annual production level from approximately 33,000 ounces to approximately 60,000 ounces per year. The Company plans to maintain the 500 to 600 tons per day milling rate at the mine, improve the mining method to increase ore reserves and to restructure the work force. In addition, the Company is conducting exploratory activities at three main exploration sites surrounding the mine and is currently conducting a feasibility study which is analyzing the ability of the mine to produce in excess of 60,000 ounces annually.

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

ITEM 7. FINANCIAL   STATEMENTS,    PRO   FORMA   FINANCIAL   INFORMATION   AND
        EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements of CDE El Bronce required to be filed for the periods specified in Rule 3-05(b) of the Regulation S-X will be filed by an amendment to the Form 8-K filed on or before November 18, 1996. (i.e.. within 60 days after September 19, 1996.)

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information relating to the transaction reported under Item 2 of this Form 8-K that would be required pursuant to Item 11 of Regulation S-X will be filed by an amendment to this Form 8-K filed on or before November 18, 1996 (i.e. within 60 days after September 19, 1996.)

     (c)  EXHIBITS.  The following exhibits are filed herewith:

          10(a) Agreement for the Purchase and Sale of Shares, dated August 30, 1996, by Compania Minera El Bronce to CDE Chilean Mining Corporation and Coeur d'Alene Mines Corporation.

          10(b) Amendment, dated August 30, 1996, to Purchase and Sale, Cancellation and Receipt of Payment of Purchase Sale
                    Installments and Release of Mortgage, Chattel Mortgages and Prohibitions between Compania Minera El Bronce and Compania Minera CDE El Bronce.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COEUR D'ALENE MINES CORPORATION
                                   (Registrant)

Dated:  November 1, 1996           By:/s/JAMES A. SABALA
                                      -------------------------
                                      James A. Sabala
                                      Senior Vice President and
                                        Chief Financial Officer

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